                                                                  Exhibit 3.2


                                                               CONFORMED COPY





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                   AMENDED AND RESTATED OPERATING AGREEMENT

                                      OF

                              CHILES OFFSHORE LLC

                         dated as of December 16, 1997




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


                               TABLE OF CONTENTS

                                                                          Page

"ARTICLE 1
DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

ARTICLE 2
FORMATION AND OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . .    11
     2.1       Formation . . . . . . . . . . . . . . . . . . . . . . . .    11
     2.2       Principal Office. . . . . . . . . . . . . . . . . . . . .    11
     2.3       Registered Office and Registered Agent. . . . . . . . . .    11
     2.4       Purpose of Company. . . . . . . . . . . . . . . . . . . .    11
     2.5       Date of Dissolution . . . . . . . . . . . . . . . . . . .    11
     2.6       Qualification . . . . . . . . . . . . . . . . . . . . . .    12

ARTICLE 3
CAPITALIZATION OF THE COMPANY. . . . . . . . . . . . . . . . . . . . . .    12
     3.1       Certain Additional and Initial Capital Contributions. . .    12
     3.2       Additional Capital Contributions. . . . . . . . . . . . .    12
     3.3       Loans . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     3.4       Maintenance of Capital Accounts.. . . . . . . . . . . . .    14
     3.5       Capital Withdrawal Rights, Interest and Priority. . . . .    15
     3.6       Preemptive Rights . . . . . . . . . . . . . . . . . . . .    15
     3.7       Certain SEACOR Transactions . . . . . . . . . . . . . . .    17

ARTICLE 4
DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
     4.1       Distributions of Net Cash Flow. . . . . . . . . . . . . .    18
     4.2       Persons Entitled to Distributions . . . . . . . . . . . .    18
     4.3       Limitations on Distributions. . . . . . . . . . . . . . .    19

ARTICLE 5
ALLOCATIONS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
     5.1       Profits . . . . . . . . . . . . . . . . . . . . . . . . .    19
     5.2       Losses. . . . . . . . . . . . . . . . . . . . . . . . . .    19
     5.3       Special Allocations . . . . . . . . . . . . . . . . . . .    19
     5.4       Curative Allocations. . . . . . . . . . . . . . . . . . .    21
     5.5       Loss Limitation . . . . . . . . . . . . . . . . . . . . .    21
     5.6       Tax Allocations:  Code Section 704(c) . . . . . . . . . .    22
     5.7       Change in Percentage Interests. . . . . . . . . . . . . .    23
     5.8       Withholding . . . . . . . . . . . . . . . . . . . . . . .    23

ARTICLE 6
MEMBERS' MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     6.1       Meetings of Members; Place of Meetings. . . . . . . . . .    23
     6.2       Quorum; Voting Requirement. . . . . . . . . . . . . . . .    24
     6.3       Proxies . . . . . . . . . . . . . . . . . . . . . . . . .    24
     6.4       Action Without Meeting. . . . . . . . . . . . . . . . . .    24
     6.5       Notice. . . . . . . . . . . . . . . . . . . . . . . . . .    24
     6.6       Waiver of Notice. . . . . . . . . . . . . . . . . . . . .    24
     6.7       No Authority. . . . . . . . . . . . . . . . . . . . . . .    25

ARTICLE 7
MANAGEMENT AND CONTROL . . . . . . . . . . . . . . . . . . . . . . . . .    25
     7.1       Management Committee. . . . . . . . . . . . . . . . . . .    25
     7.2       Management Committee Meetings; Quorum; Proxies. . . . . .    26
     7.3       Management Committee's Authority; Certain Limitations . .    27
     7.4       Officers; Agents. . . . . . . . . . . . . . . . . . . . .    28
     7.5       Resignation of a Manager. . . . . . . . . . . . . . . . .    28
     7.6       Compensation. . . . . . . . . . . . . . . . . . . . . . .    28

ARTICLE 8
LIABILITY AND INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . .    29
     8.1       Liability of Members. . . . . . . . . . . . . . . . . . .    29
     8.2       Indemnification.. . . . . . . . . . . . . . . . . . . . .    29

ARTICLE 9
TRANSFERS OF MEMBERSHIP INTERESTS. . . . . . . . . . . . . . . . . . . .    31
     9.1       General Restrictions. . . . . . . . . . . . . . . . . . .    31
     9.2       Permitted Transferees . . . . . . . . . . . . . . . . . .    32
     9.3       Substitute Members. . . . . . . . . . . . . . . . . . . .    33
     9.4       Effect of Admission as a Substitute Member. . . . . . . .    34
     9.5       Consent . . . . . . . . . . . . . . . . . . . . . . . . .    34
     9.6       No Dissolution. . . . . . . . . . . . . . . . . . . . . .    34
     9.7       Additional Members; Certain Representations of Members. .    34
     9.8       Right of First Offer. . . . . . . . . . . . . . . . . . .    34
     9.9       Tag-Along Rights. . . . . . . . . . . . . . . . . . . . .    36
     9.10      Drag-Along Rights . . . . . . . . . . . . . . . . . . . .    38
     9.11      Piggyback Registration. . . . . . . . . . . . . . . . . .    40
     9.12      Additional Members; Certain Representations of Members. .    42

ARTICLE 10
DISSOLUTION AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . .    43
     10.1      Events Causing Dissolution. . . . . . . . . . . . . . . .    43
     10.2      Notices to Secretary of State . . . . . . . . . . . . . .    43
     10.3      Cash Distributions Upon Dissolution . . . . . . . . . . .    43
     10.4      In-Kind . . . . . . . . . . . . . . . . . . . . . . . . .    44
     10.5      No Action for Dissolution . . . . . . . . . . . . . . . .    44

ARTICLE 11
TAX MATTERS MEMBER . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
     11.1      Tax Matters Member. . . . . . . . . . . . . . . . . . . .    45
     11.2      Certain Authorizations. . . . . . . . . . . . . . . . . .    45
     11.3      Indemnity of Tax Matters Member . . . . . . . . . . . . .    46
     11.4      Information Furnished . . . . . . . . . . . . . . . . . .    46
     11.5      Notice of Proceedings, etc. . . . . . . . . . . . . . . .    47
     11.6      Notices to Tax Matters Member . . . . . . . . . . . . . .    47
     11.7      Preparation of Tax Returns. . . . . . . . . . . . . . . .    47
     11.8      Tax Elections . . . . . . . . . . . . . . . . . . . . . .    47
     11.9      Taxation as a Partnership . . . . . . . . . . . . . . . .    47

ARTICLE 12
ACCOUNTING AND BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . .    48
     12.1      Fiscal Year and Accounting Method . . . . . . . . . . . .    48
     12.2      Books and Records . . . . . . . . . . . . . . . . . . . .    48
     12.3      Delivery to Members; Inspection . . . . . . . . . . . . .    49
     12.4      Financial Statements. . . . . . . . . . . . . . . . . . .    49
     12.5      Filings . . . . . . . . . . . . . . . . . . . . . . . . .    49
     12.6      Non-Disclosure. . . . . . . . . . . . . . . . . . . . . .    50
     12.7      Bank Accounts . . . . . . . . . . . . . . . . . . . . . .    50

ARTICLE 13
MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
     13.1      Title to Property . . . . . . . . . . . . . . . . . . . .    50
     13.2      Waiver of Default . . . . . . . . . . . . . . . . . . . .    51
     13.3      Amendment . . . . . . . . . . . . . . . . . . . . . . . .    51
     13.4      No Third Party Rights . . . . . . . . . . . . . . . . . .    51
     13.5      Severability. . . . . . . . . . . . . . . . . . . . . . .    51
     13.6      Nature of Interest in the Company . . . . . . . . . . . .    52
     13.7      Binding Agreement . . . . . . . . . . . . . . . . . . . .    52
     13.8      Headings. . . . . . . . . . . . . . . . . . . . . . . . .    52
     13.9      Word Meanings . . . . . . . . . . . . . . . . . . . . . .    52
     13.10     Counterparts. . . . . . . . . . . . . . . . . . . . . . .    52
     13.11     Entire Agreement. . . . . . . . . . . . . . . . . . . . .    52
     13.12     Partition . . . . . . . . . . . . . . . . . . . . . . . .    52
     13.13     Governing Law; Consent to Jurisdiction and Venue. . . . .    53
     13.14     Discretion. . . . . . . . . . . . . . . . . . . . . . . .    53

SCHEDULE 1     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

SCHEDULE 2     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    75

SCHEDULE 7.4   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    76

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                               CHILES OFFSHORE LLC


     THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") of CHILES OFFSHORE LLC (the "Company"), is made and entered into as of the 16th day of December, 1997 by and among the Persons executing this Agreement on the signature pages hereto as a member (together with such other Persons that may hereafter become members as provided herein, referred to collectively as the "Members" or, individually, as a "Member").

     WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act") by the filing on August 1, 1997 of a certificate of formation of the Company with the Delaware Secretary of State and, thereafter, on August 5, 1997, SEACOR Offshore Rigs Inc., a Delaware corporation ("SEACOR"), as the Group A Member, and COI, LLC, a Delaware limited liability company ("COI"), as the Group B Member, adopted an Operating Agreement of Chiles Offshore LLC (the "Original Operating Agreement") as the limited liability company agreement of the Company pursuant to Section 18-201(d) of the Act effective as of such date; and

     WHEREAS, as the date hereof, each of the Members (other than SEACOR and COI) are parties to a Subscription Agreement dated as of December 11, 1997 (the "Subscription Agreement") among the Company and such Members pursuant to which each such Member has subscribed for and agreed to purchase certain membership interests in the Company in exchange for the making by such Member of certain cash capital contributions to the Company; and

     WHEREAS, effective as of the date hereof, SEACOR, COI and the other Members desire to adopt this Agreement as the amended and restated limited liability company agreement of the Company in order to provide for (i) the waiver by SEACOR and COI of certain of their rights under the Original Operating Agreement relating to the sale of additional membership interests by the Company pursuant to the Subscription Agreement, (ii) the making of certain additional contributions by SEACOR to the Company, (iii) the admission of the Members (other than SEACOR and COI) upon the making of certain capital contributions, and (iv) the restatement and amendment of the Original Operating

Agreement in its entirety, all subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


     Waiver; Amendment and Restatement. Each of SEACOR and COI hereby expressly waive any and all rights it may have under the Original Operating Agreement relating to, or arising out of, the admission of the other Members and the sale of Membership Interests to such Members pursuant to the Subscription Agreement, including, without limitation, any rights under Section 3.7 of the Original Operating Agreement. SEACOR and COI hereby agree to amend and restate the Original Operating Agreement in its entirety and adopt this Agreement, and the other Members hereby agree to adopt this Agreement, as the limited liability company agreement of the Company, which Agreement will henceforth be substituted in its entirety for the Original Operating Agreement by deleting in its entirety the Original Operating Agreement and substituting therefor the above preambles and the following:

                                   "ARTICLE 1
                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

     "Act" means the Delaware Limited Liability Company Act, 6 Del. L. Section 18-101, et seq., as amended from time to time.

     "Adjusted Capital Account Deficit" means, with respect to a Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Taxable Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) Debit to such Capital Account the items described in Regulation Sections

     1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
     1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" of a specified Person means any Person who directly or indirectly controls, is controlled by, or is under common control with, such Person.

     "Agreement" means this Amended and Restated Operating Agreement, which shall constitute the limited liability company agreement of the Company for purposes of the Act, as amended from time to time.

     "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the state of New York) on which banks are open for business in New York City.

     "Capital Account" means, with respect to any Member, a separate account established by the Company and maintained for each Member in accordance with
Section 3.4 hereof.

     "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Property (other than money) contributed to the Company with respect to the interests purchased by such Member pursuant to the terms of this Agreement, in return for which the Member contributing such capital shall receive a Membership Interest.

     "Certificate" means the Certificate of Formation of the Company as filed on August 1, 1997 with the Secretary of State of Delaware, as amended or restated from time to time.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "COI" means COI, LLC, a Delaware limited liability company.

     "Company" means Chiles Offshore LLC.

     "Company Affiliate" shall have the meaning set forth in Section 8.2.

     "Company Minimum Gain" shall have the meaning set forth for "partnership minimum gain" in Regulation Section 1.704-2(b)(2) and shall be determined in accordance with the provisions of Regulation Section 1.704-2(d).

     "Depreciation" means, for each Taxable Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

     "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows and as otherwise provided in clause (ii) of Section 3.2(b):

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as reasonably determined by the Management Committee; provided, however, that the initial Gross Asset Values of the assets contributed to the Company pursuant to, or as described in, Section 3.1 hereof shall be as set forth in such section or the schedule referred to therein;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as reasonably determined by the Management Committee as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that an adjustment described in clauses (i) and (ii) of this paragraph shall be made only if the Management Committee reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; and

          (c) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as reasonably determined by the Management Committee.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (b), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

     "Group A Members" means the Persons listed on Schedule 1 as Group A members and their respective permitted successors or assigns.

     "Group B Members" means, the Persons listed on Schedule 1 as Group B members and their respective permitted successors or assigns.

     "Group C Members" means, the Persons listed on Schedule 1 as Group C members and their respective permitted successors or assigns.

     "Immediate Family Member" shall mean with respect to any Member that is a natural Person, such Member's spouse, mother, father, brother, sister or child, a trust established solely for the benefit of one or more Immediate Family Members or the estate or personal representative of a deceased Member.

     "Initial Tag-Along Notice" shall have the meaning set forth in Section 9.9(a).

     "Losses" has the meaning set forth in the definition of "Profits" and "Losses".

     "Majority in Interest" means, with respect to the Members or to any specified group or class of Members, Members owning more than fifty percent (50%) of the total

Percentage Interests held by all Members or such specified group or class of Members, as applicable.

     "Management Committee" means the management committee of the Company established pursuant to Section 7.1.

     "Managers" means, collectively, the Persons designated and serving in accordance with Article 7 as members of the Management Committee.

     "Member" or "Members" shall have the meaning set forth in the preamble hereof.

     "Member Nonrecourse Debt" has the meaning set forth for "partner nonrecourse debt" in Regulation Section 1.704-2(i)(4).

     "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

     "Member Nonrecourse Deductions" has the meaning set forth for "partner nonrecourse deductions" in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

     "Membership Interest" means a Member's limited liability company interest in the Company which refers to all of a Member's rights and interests in the Company in such Member's capacity as a Member, all as provided in this Agreement and the Act.

     "Net Cash Flow" shall mean the gross cash proceeds from the Company's operations and any distributions received from its subsidiaries (excluding the proceeds of Company borrowings and capital contributions) and from all sales and other dispositions of the Company's Property and any amount released by the Management Committee from Reserves, less the portion of gross proceeds (other than the proceeds of the Company's borrowings and capital contributions) used to pay or establish Reserves for all the Company's expenses, debt payments (including principal, interest and required redemption payments), capital improvements, replacements and contingencies, all as reasonably determined by the Management Committee. Net Cash Flow shall not be reduced by Depreciation or similar allowances and shall include the net cash proceeds of all principal and interest payments actually received by the Company with respect to any promissory note or other deferred payment obligation held by the Company in connection with sales and other dispositions of the Company's Property.

     "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704-2(b)(1).

     "Nonrecourse Liability" has the meaning set forth in Regulation Section 1.704-2(b)(3).

     "Notice" means a writing, containing the information required by this Agreement to be communicated to a party, and shall be deemed to have been received (a) when personally delivered or sent by telecopy, (b) one day following delivery by overnight delivery courier, with all delivery charges pre-paid, or (c) on the third Business Day following the date on which it was sent by United States mail, postage prepaid, to such party at the address or fax number, as the case may be, of such party as shown on the records of the Company.

     "Percentage Interest" of a Member means the aggregate limited liability company percentage interest set forth on Schedule 1 hereto, as the same may be modified from time to time as provided herein.

     "Permitted Transferee" means a Person who becomes a transferee in accordance with Section 9.2.

     "Person" means any individual, partnership, limited liability company, corporation, cooperative, trust, estate or other entity.

     "Profits" and "Losses" means, for each Taxable Year, an amount equal to the Company's taxable income or loss for a taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation
     Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

          (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Taxable Year, computed in accordance with the definition of Depreciation; and

          (f) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.3 or Section 5.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of the Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.3 and 5.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (e) above.

     "Property" means all assets, real or intangible, that the Company may own or otherwise have an interest in from time to time.

     "Regulations" means the regulations, including temporary regulations, promulgated by the United States Department of

Treasury with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

     "Reserves" means the cash reserves established by the Management Committee to provide for working capital, future investments, debt service and such other purposes as may be deemed reasonably necessary or advisable by the Management Committee.

     "SEACOR" means SEACOR Offshore Rigs Inc., a Delaware corporation.

     "SEACOR Group" shall have the meaning set forth in Section 3.7(a).

     "SEACOR SMIT" means SEACOR SMIT Inc., a Delaware corporation and, as of the date hereof, the parent of SEACOR.

     "SEC" means the Securities and Exchange Commission.

     "Secretary" shall mean the Secretary of the Treasury or his/her delegate or the Internal Revenue Service.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Section 9.8 Offeree" shall have the meaning set forth in Section 9.8(a).

     "Section 9.8 Proposed Purchaser" shall have the meaning set forth in
Section 9.8(a).

     "Section 9.8 Selling Member" shall have the meaning set forth in Section 9.8(a).

     "Section 9.9 Participating Tagged Members" shall have the meaning set forth in Section 9.9(a).

     "Section 9.9 Proposed Purchaser" shall have the meaning set forth in
Section 9.9(a).

     "Section 9.9 Tag-Along Membership Interest" shall have the meaning set forth in Section 9.9(a).

     "Section 9.9 Tagged Members" shall have the meaning set forth in Section 9.9(a).

     "Section 9.10 Drag-Along Membership Interest" shall have the meaning set forth in Section 9.10(a).

     "Section 9.10 Dragged Members" shall have the meaning set forth in Section 9.10(a).

     "Section 9.10 Proposed Purchaser" shall have the meaning set forth in
Section 9.10(a).

     "Section 9.10 Selling Member" shall have the meaning set forth in Section 9.10(a).

     "Tag-Along Right" shall have the meaning set forth in Section 9.9(a).

     "Tag-Along Notice" shall have the meaning set forth in Section 9.9(a).

     "Taxable Year" shall mean the taxable year of the Company in accordance with the provisions of Section 706 of the Code.

     "Tax Distribution" means an amount equal (i) to the taxable income of the Company allocated to the Members for a Taxable Year multiplied by the sum of (x) the highest federal income tax rate applicable to individuals for such Taxable Year and (y) 6%, divided by (ii) the lowest aggregate Percentage Interests held by the Group B Members during such Taxable Year. Cash Distributions in respect of the Tax Distribution shall be made quarterly as provided in Section 4.1 hereof, based on a reasonable estimate of the amount of Tax Distribution for such Taxable Year. The amount of Tax Distribution shall be computed by the Company's regular independent public accounting firm.

     "Tax Matters Member" shall have the meaning set forth in Article 11.

     "Transfer" or "Transferred" means (a) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (b) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise. When referring to a Membership Interest, "Transfer" shall mean the Transfer of such Membership Interest whether of record, beneficially, by participation or otherwise.

     "Unaffiliated Members" shall have the meaning set forth in Section 3.2.


                                   ARTICLE 2
                             FORMATION AND OFFICES

     2.1 Formation. Pursuant to the Act, the Company has been formed as a Delaware limited liability company effective upon the filing of the Certificate of the Company with the Secretary of State of Delaware. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, to the extent permitted by the Act, this Agreement shall control.

     2.2 Principal Office. The principal office of the Company shall be located at 11200 Westheimer, Suite 410, Houston, Texas 77042-3227 or at such other place(s) as the Management Committee may determine from time to time.

     2.3 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate, as determined from time to time by the Management Committee.

     2.4 Purpose of Company. The Company's purposes, and the nature of the business to be conducted and promoted by the Company are (a) to manage and supervise either directly or through one or more other Persons owned and controlled directly or indirectly by the Company, all aspects of the construction of premium jackup rigs, and, upon their completion, manage all aspects of their operation and receive therefor certain construction supervision fees and management fees, (b) to form and act as managing general partner of any such Person that is a partnership, (c) to engage in any other lawful act or activity for which limited liability companies may be formed under the Act, and (d) to engage in any and all activities necessary, advisable, convenient or incidental to the foregoing.

     2.5 Date of Dissolution. The term of the Company shall continue until the close of business on August 1, 2032 or until the earlier dissolution under
Article 10 hereof. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

     2.6 Qualification. The execution, delivery and filing of the Certificate on August 1, 1997 by David E. Zeltner, in his capacity as an authorized person, within the meaning of the Act, is hereby ratified, approved and confirmed in all respects. The President and Chief Executive Officer, any Vice President, the Secretary and any Assistant Secretary of the Company are hereby authorized to qualify the Company to do business as a foreign limited liability company in any state or territory in the United States in which the Company may wish to conduct business and each is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other certificates and any amendments or restatements thereof necessary for the Company to so qualify to do business in any such state or territory.


                                   ARTICLE 3
                         CAPITALIZATION OF THE COMPANY

     3.1 Certain Additional and Initial Capital Contributions. Each of the Members hereby acknowledges that each of SEACOR and COI made certain Capital Contributions to the Company on August 5, 1997 as specified and as set forth opposite its respective name on Schedule 1. On the date hereof, (i) SEACOR shall make additional Capital Contributions to the capital of the Company consisting of cash or the contribution of certain indebtedness as set forth on
Schedule 1, (ii) each Member (other than SEACOR and COI) shall make initial Capital Contributions to the capital of the Company consisting of cash, all as specified and as set forth opposite such Member's name (including SEACOR) on
Schedule 1 hereto. The Percentage Interest of each Member following such Capital Contributions on the date hereof, is likewise set forth on Schedule 1.

     3.2  Additional Capital Contributions.

     (a) Except as otherwise expressly provided in this Agreement, no Member shall be required to make any additional Capital Contribution. No Member shall be permitted to make any additional Capital Contribution without the approval of the Management Committee.

     (b) Subject to the rights of each Member to purchase its proportionate share of additional Membership Interests issued by the Company in accordance with Section 3.6, the Company may offer additional Membership Interests to:

          (i) any Person that is not an Affiliate or Immediate Family Member of a Member, as the case may be, with the approval of the Management Committee; or

          (ii) any Person that is a Member or is an Affiliate of a Member or Immediate Family Member of a Member, as the case may be, with the approval of
(A) the Management Committee, and (B) a Majority in Interest of the Members other than (1) any Member purchasing such additional Membership Interests and
(2) any Member whose Affiliate(s) or Immediate Family Member(s) is purchasing such additional Membership Interests (such Members, other than those referred to in clauses (1) and (2) above being referred to as the "Unaffiliated Members"), it being expressly understood that such approval of the Members shall also include their approval of any related valuations of Gross Asset Value by the Management Committee and, if such Members approve the Transfer without approving said valuation, Gross Asset Value shall be determined by a third Person familiar with the valuation of such transactions selected jointly by the Management Committee and a Majority in Interest of the Unaffiliated Members not later than ten (10) days after their approval of the Transfer or, if the Management Committee and such Members fail to so select a third Person, then such third Person will be selected in accordance with the rules and procedures of the American Arbitration Association in New York, New York.

          If after the date hereof, any additional Capital Contributions are made by Members but not in proportion to their respective Percentage Interests, the Percentage Interest of each Member shall be adjusted such that each Member's revised Percentage Interest determined immediately following the additional Capital Contributions shall be equal to a fraction (1) the numerator of which is the sum of (a) the positive Capital Account balance of the Member determined immediately preceding the date the additional Capital Contribution is made (such Capital Account to be computed by adjusting the book value for Capital Account purposes of each Company asset to equal its Gross Asset Value as of such date, as provided in subparagraph (b) of the definition herein of "Gross Asset Value"), and (b) the additional Capital Contribution, if any, made by such Member, and (2) the denominator of which is the sum of the positive Capital Account balances and additional Capital Contributions of all Members, including any new Members (in each case calculated as provided in Section 3.2(b)(ii)(l)). The names, addresses and Capital Contributions of the

Members shall be reflected in the books and records of the Company.

     3.3 Loans. (a) No Member shall be obligated to loan funds to the Company. Loans by a Member to the Company shall not be considered Capital Contributions. The amount of any such loans shall be a debt of the Company owed to such Member in accordance with the terms and conditions upon which such loans are made.

     (b) A Member may (but shall not be obligated to) guarantee a loan made to the Company. If a Member guarantees a loan made to the Company and is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Member to the Company and not as an additional capital contribution.

     3.4  Maintenance of Capital Accounts.

     (a) The Company shall maintain for each Member, a separate Capital Account with respect to the Membership Interest owned by such Member in accordance with the following provisions:

          (i) To each Member's Capital Account there shall be credited (A) such Member's Capital Contributions, (B) such Member's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 5.3 or Section 5.4 hereof, and
     (C) the amount of any Company liabilities assumed by such Member or which are secured by any Property distributed to such Member. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note (or a Member related to the maker of the note within the meaning of Regulation Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note, all in accordance with Regulation Section 1.704-1(b)(2)(iv)(d)(2);

          (ii) To each Member's Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed or treated as an advance distribution to such Member pursuant to any provision of this Agreement (including without limitation any distributions pursuant to Section 4.1(a)), (B) such Member's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 5.3 or Section 5.4 hereof, and (C) the amount of any liabilities of such Member assumed by the Company or which are secured by any Property contributed by such Member to the Company;

          (iii) In the event Membership Interests are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Membership Interests; and

          (iv) In determining the amount of any liability for purposes of Sections 3.4(a)(i) and 3.4(a)(ii) there shall be taken into account Code
     Section 752(c) and any other applicable provisions of the Code and Regulations.

     (b) The foregoing Section 3.4(a) and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and, to the greatest extent practicable, shall be interpreted and applied in a manner consistent with such Regulation. The Management Committee in its discretion and to the extent otherwise consistent with this Agreement shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulation Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

     3.5 Capital Withdrawal Rights, Interest and Priority. Except as expressly provided in this Agreement, no Member shall be entitled (a) to withdraw or reduce such Member's Capital Contribution or to receive any distributions from the Company, or (b) to receive or be credited with any interest on the balance of such Member's Capital Contribution at any time.

     3.6 Preemptive Rights. Subject to Section 3.2, if the Company elects to offer and sell Membership Interests other than the Membership Interests set forth on Schedule 1 and

Excluded Sales (as hereinafter defined), such additional Membership Interests shall be in the form of Membership Interests having such Percentage Interest, designations and such rights and provisions, including, but not limited to, provisions relating to distributions and allocations of Profits and Losses, as shall be reasonably determined by the Management Committee to be in the best interest of the Company; provided, however, that the Company may not offer and sell any Membership Interests having preferences to the rights of the Members with respect to distributions, allocations or rights upon liquidation, without the prior written consent of Members owning more than two-thirds of the total percentage interest held by all Members (it being understood that no such consent shall be required for the offering or sale of Membership Interests that are entitled to distributions, allocations and rights upon liquidation that are pari passu to the rights of the existing Members). Prior to the consummation of any sale of additional Membership Interests (other than Excluded Sales), the Company shall offer the additional Membership Interests to the Members, on the terms and conditions set forth below:

          (a) The Company shall give Notice to each Member, setting forth the price, terms and conditions of the proposed sale of the additional Membership Interests.

          (b) Each Member shall have the option to acquire all or a portion of such Member's pro rata portion (which shall be in proportion to the Percentage Interest of all the Members) at the time of the offering of the additional Membership Interests proposed to be sold, on the same terms and conditions as are set forth in the Notice. The option of Members to purchase all or a portion of their pro rata portions of the additional Membership Interests shall be exercised by delivery of a Notice to the Company of exercise within ten (10) Business Days following receipt of the Company's Notice of the price, terms and conditions of the sale of the additional Membership Interests. If less than all the Membership Interests to be sold by the Company are purchased by the Members, the Company may within sixty (60) calendar days from the expiration of said option, sell such Membership Interests as shall not have been purchased by the Members upon terms and conditions no less favorable to the Company than those set forth in the Notice.

          (c) The sale of additional Membership Interests to Members who exercise their options to purchase additional Membership Interests shall occur on the date set forth in a Notice from the Company to such Members, which date shall not be earlier than thirty (30) days after the date of expiration of the offer to Members under Section 3.6(b).

          (d) For purposes of this Section 3.6, the term "Excluded Sales" shall mean (i) any shares of the capital stock of the Company issued upon conversion of the Company into a corporation, (ii) following any such conversion, any shares of the capital stock of the Company issued pursuant to a public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act, (iii) membership interests issued pursuant to the acquisition of another Person by the Company, by merger, purchase of all or substantially all of such other Person's securities or assets or otherwise pursuant to which the Company shall become the owner of more than fifty percent (50%) of the voting power of such other Person, and
     (iv) Membership Interests Transferred to or options to purchase Membership Interest granted to, employees, directors, advisors or consultants to the Company under a Company membership interest option or similar equity incentive plan; provided however, that the Company will not Transfer Membership Interests, or grant options, under any such plan, aggregating more than five percent (5%) of the Membership Interests of the Company on a fully diluted basis (assuming the exercise of such options); and, provided further, the exercise price for Membership Interests under each such option shall not be less than the price for an equivalent percentage Membership Interest acquired on the date hereof by the Group C Members.

     3.7  Certain SEACOR Transactions.

          (a) Except as otherwise provided in Section 3.7(b), in the event SEACOR or its parent SEACOR SMIT, or any other consolidated subsidiary of SEACOR SMIT (collectively, the "SEACOR Group") provides management, administrative, financial or investment-banking type services to the Company or any of its subsidiaries with the respect to any rig transactions or otherwise, such member of the SEACOR Group shall be entitled to receive reasonable fees and reimbursement for expenses incurred in connection with the provision of such services so long as such fees are not in excess of fees charged by unrelated Persons for comparable services.

          (b) The Company shall pay SEACOR SMIT a management fee for financial and other services provided to the Company and its subsidiaries by Dick H. Fagerstal, Vice President, Finance of SEACOR SMIT. Such management fee to be determined based on the value of the services provided by Mr. Fagerstal to the Company and its subsidiaries, including reimbursement of any related out-of-pocket expenses incurred by SEACOR SMIT, after taking into account the compensation typically paid for such services and the percentage of Mr. Fagerstal's time allocated to activities relating to the Company and its subsidiaries.


                                   ARTICLE 4
                                 DISTRIBUTIONS

     4.1 Distributions of Net Cash Flow. Distributions of Net Cash Flow to the Members shall be made as follows:

          (a) quarterly, to the Members in proportion to and to the extent of their relative Percentage Interests, an amount not in excess of the Tax Distribution for the Taxable Year; provided, however, that distributions under this Section 4.1(a) shall be treated as advance distributions under
     Section 4.1(b), with the result that distributions otherwise made under
     Section 4.1(b) to such Member shall be reduced by the amount of advances made pursuant to this Section 4.1(a); and

          (b) upon the approval of and in the amount so approved by the Management Committee acting in its sole discretion, to the Members in proportion to their relative Percentage Interests.

     4.2 Persons Entitled to Distributions. All distributions of Net Cash Flow to the Members under this Article 4 shall be made to the Persons shown on the records of the Company to be entitled thereto as of the last day of the fiscal period prior to the time for which such distribution is to be made, unless the transferor and transferee of any Membership Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the Management Committee.

     4.3 Limitations on Distributions. Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by Section 18-607 of the Act.


                                   ARTICLE 5
                                  ALLOCATIONS

     5.1 Profits. After giving effect to the special allocations set forth in Sections 5.3 and 5.4 hereof and subject to Section 5.7 hereof, Profits for any Taxable Year shall be allocated to the Members in proportion to their Percentage Interests.

     5.2 Losses. After giving effect to the special allocations set forth in Sections 5.3 and 5.4, subject to the limitation in Section 5.5 hereof and subject to Section 5.7 hereof, Losses for any Taxable Year shall be allocated to the Members in proportion to their Percentage Interests.

     5.3 Special Allocations. The following special allocations shall be made in the following order:

          (a)  Minimum Gain Chargeback.  Except as otherwise provided in
     Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary for subsequent years) in proportion to, and to the extent of, an amount equal to each Member's share of the net decrease in Company Minimum Gain during such taxable year as determined in accordance with the provisions of Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Taxable Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Company income and gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulation Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
     1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5 have been tentatively made.

          (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Taxable Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this

     Section 5.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5 have been made other than those allocations pursuant to Section 5.3(c) and this Section 5.3(d).

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

          (f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Taxable Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i) (1).

     5.4 Curative Allocations. The allocations set forth in Sections 5.3(a), 5.3(b), 5.3(c), 5.3(d), 5.3(e), 5.3(f) and 5.5 (the "Regulatory Allocations")
are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), following any Regulatory Allocation, the Management Committee shall use its best efforts to make such offsetting special allocations of Company income, gain, loss or deduction in whatever reasonable manner it determines so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations had not been made and all Company items were allocated pursuant to Sections 5.1 and 5.2.

     5.5 Loss Limitation. Losses allocated pursuant to Section 5.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Taxable Year. In the event some but not all the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 5.2 hereof, the limitation set forth in this Section 5.5 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members pro rata in accordance with the positive balances in such Members' Capital Accounts so as to allocate the maximum permissible Losses to each Member under
Section 1.704-1(b)(2)(ii)(d) of the Regulations.

     5.6  Tax Allocations:  Code Section 704(c).

     (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value).

     (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

     (c) Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement; provided, that the Company, in the discretion of the Management Committee, may make, or not make, "curative" or "remedial" allocations (within the meaning of the Regulations under Code
Section 704(c)) including, but not limited to, "curative" allocations which offset the effect of the "ceiling rule" for a prior Taxable Year (within the meaning of Regulation Section 1.704-3(c)(3)(ii) and "curative" allocations from disposition of contributed property (within the meaning of Regulation
Section 1.704-3(c)(3)(iii)(B). Allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions (other than Tax Distributions) pursuant to any provision of this Agreement.

     5.7 Change in Percentage Interests. In the event that the Members' Percentage Interests change during a Taxable Year, Profits and Losses shall be allocated taking into account the Members' varying Percentage Interests for such Taxable Year, determined on a daily, monthly or other basis as determined by the Management Committee, using any permissible method under Code Section 706 and the Regulations thereunder.


     5.8 Withholding. Each Member hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of such Member's participation in the Company; if and to the extent that the Company shall be required to withhold any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Membership as of the time such withholding is required to be paid, which payment shall be deemed to be a distribution to such Member to the extent that the Member is then entitled to receive a distribution. To the extent that the aggregate of such payments in respect of a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a demand loan from the Company to such Member, with interest at 8% per annum, which interest shall be treated as an item of Company income, until discharged by such Member by repayment, which may be made in the sole discretion of the Management Committee out of distributions to which such Member would otherwise be subsequently entitled. The withholdings referred to in this Section 5.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Management Committee shall have received an opinion of counsel or other evidence, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.


                                   ARTICLE 6
                               MEMBERS' MEETINGS

     6.1 Meetings of Members; Place of Meetings. Regular meetings of the Members may be held on an annual basis or more frequently as determined by a Majority in Interest of the Members. All meetings of the Members shall be held in New York, New York or Houston, Texas as designated from time to time by the Management Committee and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof. Special meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law, and may be called by the Management Committee or by Members owning not less than twenty-five percent (25%) of the Percentage Interests. Members may participate in a meeting of the Members by means of conference telephone or other similar communication equipment whereby all Members participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting.

     6.2 Quorum; Voting Requirement. The presence, in person, by telephone or by proxy, of a Majority in Interest of the Members shall constitute a quorum for the transaction of business by the Members. The affirmative vote of a Majority in Interest of the Members present, in person, by telephone or by proxy, at any meeting shall constitute a valid decision of the Members, except where a larger vote is required by the Act.

     6.3 Proxies. At any meeting of the Members, every Member having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing signed by such Member and bearing a date not more than one year prior to such meeting.

     6.4 Action Without Meeting. Any action required or permitted to be taken at any meeting of Members of the Company may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by Members having not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting of the Members. Prompt Notice of the taking of any action taken pursuant to this Section 6.4 by less than the unanimous written consent of the Members shall be given to those Members who have not consented in writing.

     6.5 Notice. Notice stating the place, day and hour of the meeting and the purpose for which the meeting is called shall be delivered personally or sent by mail or by telecopier not less than five (5) days nor more than sixty
(60) days before the date of the meeting by or at the direction of the Management Committee or other persons calling the meeting, to each Member entitled to vote at such meeting.

     6.6 Waiver of Notice. When any Notice is required to be given to any Member hereunder, a waiver thereof in writing signed by the Member, whether before, at or after the time stated therein, shall be equivalent to the giving of such Notice.

     6.7 No Authority. Unless expressly authorized herein or by action of the Members or the Management Committee in accordance herewith and the Act, no Member shall have any authority to act on behalf of the Company or bind the Company in any manner whatsoever, including, without limitation, entering into any agreement on behalf of the Company.


                                   ARTICLE 7
                            MANAGEMENT AND CONTROL

     7.1  Management Committee; Managers.

     (a) Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by a Management Committee comprised of up to a total of up to seven (7) Managers, (i) up to four (4) of whom shall be designated in writing by a Majority in Interest of the Group A Members (the four individuals designated pursuant to this clause (i) being referred to herein collectively as the "Group A Managers" and, individually, as a "Group A Manager", (ii) up to two (2) individuals designated in writing by a Majority in Interest of the Group B Members (the two individuals designated pursuant to this clause (ii) being referred to herein collectively as the "Group B Managers" and individually as a "Group B Manager, and (iii) one (1) individual designated in writing by a Majority in Interest of the Group C Members (the one individual designated by a Majority in Interest of the Group C Members pursuant to this clause (iii) being referred to as a "Group C Manager"). As of the date hereof, (i) the Group A Managers designated by the Group A Member are Charles Fabrikant, Randall Bank, Dick H. Fagerstal and Timothy J. McKeand,
(ii) the Group B Managers designated by the Group B Member are William E. Chiles and Jonathan B. Fairbanks and (iii) the Group C Manager designated by the Group C Members is Robert Pierot, Jr. Anything herein to the contrary notwithstanding, so long as William E. Chiles continues to be employed as the Chief Executive Officer of the Company, one of the Managers designated by the Group B Members as provided in clause (ii) of the first sentence of this
Section 7.1(a) shall be deemed to be William E. Chiles.

     (b) After the date hereof, (i) a Majority in Interest of the Group A Members shall be entitled at any time, with or without cause, to designate any Group A Manager for removal as a Manager,
(ii) a Majority in Interest of the Group B Members shall be entitled at any time with or without cause to designate any Group B Manager for removal as a Manager except that if William E. Chiles is serving as Chief Executive Officer of the Company, the Group B Members shall only be entitled at any time with or without cause to designate the other Group B Manager for removal as a Manager, and (iii) a Majority in Interest of the Group C Members shall be entitled at any time, with or without cause to designate the Group C Manager as removal as a Manager. Any Manager designated for removal pursuant to this Section 7.1(b) shall be deemed removed as a Manager upon receipt by the Company of the Notice from the appropriate Member or Members designating said Manager for removal.

     (c) If at any time a vacancy is created on the Management Committee by reason of the death, removal or resignation of any Manager, the person to fill such vacancy, shall be designated as a Manager (i) by a Majority in Interest of the Group A Members, if the person who has ceased to be a Manager was a Group A Manager, (ii) by a Majority in Interest of the Group B Members, if the person who has ceased to be a Manager was a Group B Manager or (iii) by a Majority in Interest of the Group C Managers, if the person who has ceased to be a Manager was the Group C Manager.

     (d) Except as otherwise expressly provided herein, the power and authority granted to the Management Committee hereunder shall include all those necessary or convenient for the furtherance of the purposes of the Company and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company.

     (e) Anything to the contrary herein notwithstanding, no Manager shall have any authority to bind the Company or the Management Committee in his individual capacity in any manner whatsoever, except for such authority as shall be expressly delegated to a Manager in this Agreement or by the Management Committee.

     (f) The board of directors (or similar governing body) of any subsidiary of the Company shall be comprised of such members as may be approved by the Management Committee of the Company.

     7.2  Management Committee Meetings; Quorum; Proxies.

     (a) The Management Committee will establish a regular meeting schedule, and will use its reasonable best efforts to meet at least once every quarter. Unless otherwise agreed by a majority of the Managers, meetings of the Management Committee shall be held in New York, New York or Houston, Texas. Meetings may be conducted in person, by telephone or in any other manner agreed to by the Management Committee. Any two (2) Managers may call a meeting of the Management Committee upon delivery of written or telephonic Notice at least three (3) Business Days prior to the date of such meeting, which Notice shall be accompanied by a proposed agenda or statement of purpose and by copies of all documents, agreements and information to be considered at such meeting; provided, however, at any such meeting, the Managers may address any and all business matters which may come before it, whether or not such items were provided for in the proposed agenda.

     (b) A quorum shall exist when at least four (4) of the Managers are present in person, by telephone or by proxy. Each Manager is entitled to vote at any meeting of the Management Committee. The vote of a majority of the Managers present in person, by telephone or by proxy at any meeting of the Management Committee shall be required for action by the Management Committee.

     (c) At each meeting of the Management Committee, every Manager shall be entitled to vote in person, by telephone or by proxy appointed by instrument in writing, subscribed by such Manager.

     7.3 Management Committee's Authority; Certain Limitations. (a) Except as expressly set forth herein, the Management Committee shall have the maximum power and authority with respect to the business and operations of the Company permitted by law, including, without limitation, the right to cause the Company to merge or consolidate with, or sell all, or substantially all, of its asset to any Person.

     (b) Notwithstanding the grant of authority to the Management Committee pursuant to Section 7.3(a) and except as otherwise contemplated in Sections 10.1(a), (b) and (c), the Management Committee shall not authorize the Company to merge or consolidate with, or sell all, or substantially all, of its assets to, a Member or an Affiliate or Immediate Family Member of a Member without the prior written consent of a Majority in Interest of the Members other than the Member or the Member whose Affiliate(s) or Immediate Family Member(s) is a party to such transaction.

     7.4 Officers; Agents. The Management Committee shall have the power to appoint any Person or Persons as agents (who may be referred to as officers) to act for the Company with such titles, if any, as the Management Committee deems appropriate and to delegate to such officers or agents such of the powers as are granted to the Management Committee hereunder, provided, however, that without the express approval of the Management Committee, no officer or agent shall have the authority to take any action (i) outside the ordinary course of business of the Company or (ii) material to the Company and its subsidiaries taken as a whole. Any decision or act of an officer appointed under this Section 7.4 within the scope of the officer's designated or delegated authority shall control and shall bind the Company. The officers or agents so appointed may have such titles as the Management Committee shall deem appropriate, which may include (but need not be limited to) President and Chief Executive Officer, Senior Vice President, Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or Secretary. The officers of the Company as of the date hereof are set forth on
Schedule 7.4. Unless the authority of the agent designated as the officer in question is limited by the Management Committee, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would have to act for a Delaware corporation in the absence of a specific delegation of authority; provided, however, that without the express approval of the Management Committee, no officer or agent shall have the authority to take any action (i) outside the ordinary course of business of the Company or (ii) material to the Company and its subsidiaries taken as a whole. The Management Committee, in its sole discretion, may by vote, resolution or otherwise ratify any act previously taken by an officer or agent acting on behalf of the Company.

     7.5  Resignation of a Manager.   A Manager may resign from such position
at any time upon giving Notice to the Management Committee.

     7.6 Compensation Except as otherwise provided herein, each Manager shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred on behalf of the Company, including reimbursement for such expenses incurred by such Manager in connection with attending meetings of the Management Committee, and shall not be entitled to further compensation except as may be approved by the Management Committee.

                                   ARTICLE 8
                         LIABILITY AND INDEMNIFICATION


     8.1 Liability of Members. A Member shall only be liable to make the payment of its Capital Contribution. No Member, except as otherwise specifically provided in the Act, shall be obligated to pay any distribution to or for the account of the Company or any creditor of the Company.

     8.2  Indemnification.

     (a) The Company shall indemnify and hold harmless each Manager and Member and their respective Affiliates and all officers, directors, members, partners, stockholders, managers and employees thereof, and each officer of the Company and any Person serving in any similar capacity for another Person affiliated with the Company at the request of the Company (solely for purposes of this Section 8.2, each such Person being referred to as, a "Company Affiliate"), from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which a Company Affiliate may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company, including, without limitation, liabilities under the Federal and state securities laws, regardless of whether a Company Affiliate continues to be a Company Affiliate, at the time any such liability or expense is paid or incurred, if (i) the Company Affiliate acted in good faith and in a manner it or he reasonably believed to be in, or not opposed to, the interests of the Company and, with respect to any criminal proceeding, had no reason to believe its or his conduct was unlawful, and (ii) the Company Affiliate's conduct did not constitute actual fraud, gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Company Affiliate acted in a manner contrary to that specified in (i) or (ii) above.

     (b) Expenses (including reasonable legal fees and expenses) incurred in defending any proceeding subject to subsection (a) of this Section 8.2 shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of a written affirmation by the Company Affiliate of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under this Section 8.2 and a written undertaking (which need not be secured) by or on behalf of the Company Affiliate to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction or otherwise, that the Company Affiliate is not entitled to be indemnified by the Company as authorized hereunder.

     (c) The indemnification provided by this Section 8.2 shall be in addition to any other rights to which each Company Affiliate may be entitled under any agreement or vote of the Management Committee by the vote of Managers that are disinterested and unaffiliated with such Company Affiliate, as a matter of law or otherwise, both as to action in the Company Affiliate's capacity as a Company Affiliate or as a Person serving at the request of the Company and shall continue as to a Company Affiliate who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of such Company Affiliate.

     (d) The Company may purchase and maintain directors and officers insurance or, similar coverage, for its Managers and its officers in such amounts and with such deductibles or self-insured retentions as are customary for Persons engaged in businesses similar in size and type to those engaged in by the Company.

     (e) Except as provided in Section 3.4, any indemnification hereunder shall be satisfied only out of the assets of the Company and the Members shall not be subject to personal liability by reason of these indemnification provisions. To the extent the Company does not have adequate cash available to satisfy its obligations under this Article 8, the Company shall pay its obligations under this Article 8 out of Net Cash Flow prior to making any distributions (other than distributions under Section 4.1(a) hereof) to the Members.

     (f) A Company Affiliate shall not be denied indemnification in whole or in part under this Section 8.2 because the Company Affiliate had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and all material facts relating to such indemnitee's interest were adequately disclosed to the

Management Committee at the time the transaction was consummated.

     (g) The provisions of this Section 8.2 are for the benefit of the Company Affiliates and the heirs, successors, assigns, administrators and personal representatives of the Company Affiliates and shall not be deemed to create any rights for the benefit of any other Persons.

     (h) Any repeal or amendment of any provisions of this Section 8.2 shall be prospective only and shall not adversely affect any Company Affiliates's right existing at the time of such repeal or amendment.

                                   ARTICLE 9
                       TRANSFERS OF MEMBERSHIP INTERESTS

     9.1  General Restrictions.

     (a) No Member may Transfer all or any part of such Member's Membership Interest, except as provided in this Agreement. Any purported Transfer or purported purchase of a Membership Interest or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 9 to the same extent and in the same manner as any Member desiring to make any Transfer. No Member shall have the right to withdraw as a Member of the Company.

     (b) In the event that the Membership Interests (or securities issued in exchange for Membership Interests upon conversion of the Company into a corporation) are registered under the Securities Act, the Transfer restrictions set forth in this Article 9 shall terminate.

     9.2  Permitted Transferees.

     (a) Notwithstanding the provisions of Section 9.8 and 9.9, each Member that is a natural person shall have the right to Transfer (but not to substitute the transferee as a substitute Member in such Member's place, except in accordance with Section 9.3), by a written instrument, all or any part of such Member's Membership Interest, to an Immediate Family Member; it being understood that any such Permitted Transferee shall be deemed to be an additional or substitute Member as of the date of such Transfer and each Member agrees to take such action and execute such documents as such transferee may deem reasonably necessary and appropriate for such transferee to become a substitute or additional Member.

     (b) Notwithstanding the provisions of Sections 9.8 and 9.9, each Member that is not a natural Person (other than COI) shall have the right to Transfer (but not to substitute the transferee as a substitute Member in such Member's place, except in accordance with Section 9.3), by a written instrument, all or any part of a Member's Membership Interest, to any of its Affiliates; it being understood that any such Permitted Transferee shall be deemed to be an additional or substitute Member as of the date of such Transfer and each Member agrees to take such action and execute such documents as such transferee may deem reasonably necessary and appropriate for such transferee to become a substitute or additional Member.

     (c) Notwithstanding the provisions of Sections 9.8 and 9.9, COI shall have the right to Transfer (but not to substitute the transferee as a substitute Member in COI's place, except in accordance with Section 9.3), by a written instrument, all of its Membership Interest, to its members pro rata in accordance with their percentages of membership interests set forth on
Schedule 2; it being understood that each such Permitted Transferee shall be deemed an additional or substitute Member as of the date of such Transfer and each Member agrees to take such action and execute such documents as such transferee may deem reasonably necessary and appropriate for such transferee to become a substitute or additional Member.

     (d) Notwithstanding the provisions of Sections 9.8 and 9.9, a Member shall have the right to pledge such Member's Membership Interest, in whole or in part, to a financial institution as collateral security for a loan to such Member by such financial institution so long as the Management

Committee has given its prior written consent to said pledge, which consent shall not be unreasonably withheld; provided, however, that no such pledge shall be made for the purpose of effecting a disguised sale to the pledgee and; provided further, that any such pledgee or a transferee of such pledgee, as appropriate, shall agree in a writing delivered to the Company to be bound by all of the terms and conditions of this Agreement.

     (e)  Unless and until admitted as a substitute Member pursuant to
Section 9.3, a transferee of a Member's Membership Interest in whole or in part shall be an assignee with respect to such Transferred Membership Interest and shall not be entitled to participate in the management of the business and affairs of the Company or to become or to exercise the rights of a Member, including the right to vote, the right to require any information or accounting of the Company's business or the right to inspect the Company's books and records. Such transferee shall only be entitled to receive, to the extent of the Membership Interest transferred to such transferee, the share of distributions and profits, including distributions representing the return of Capital Contributions, to which the transferor would otherwise be entitled with respect to the Transferred Interest. The transferror shall have the right to vote such Transferred Interest until the transferee is admitted to the Company as a substituted Member with respect to the Transferred Interest.

     9.3 Substitute Members. No transferee of all or part of a Member's Membership Interest shall become a substitute Member in place of the transferor unless and until:

          (a) the transferee has executed an instrument in form and substance reasonably satisfactory to the Management Committee accepting and adopting the terms and provisions of the Certificate and this Agreement; and

          (b) the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Member.

     Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the President and Chief Executive Officer shall cause the books and records of the Company to reflect the admission of the transferee as a substitute Member to the extent of the Transferred Interest held by the transferee.

     9.4 Effect of Admission as a Substitute Member. A transferee who has become a substitute Member has, to the extent of the transferred Membership Interest, all the rights, powers and benefits of, and is subject to the restrictions and liabilities of a Member under the Certificate, this Agreement and the Act. Upon admission of a transferee as a substitute Member, the transferor of the Membership Interest so held by the substitute Member shall cease to be a Member of the Company to the extent of such transferred Membership Interest.

     9.5 Consent. Each Member hereby agrees that upon satisfaction of the terms and conditions of this Article 9 with respect to any proposed Transfer, the Person proposed to be such transferee may be admitted as a Member.

     9.6 No Dissolution. If a Member transfers all of its Membership Interest pursuant to this Article 9 and the transferee of such Membership Interest is admitted as a Member pursuant to Section 9.3, such Person shall be admitted to the Company as a Member effective on the effective date of the Transfer or such other date as may be specified when the Member is admitted. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with clause (c) of Section 10.1 hereof.

     9.7  Additional Members; Certain Representations of Members.  Subject to
Section 3.6, from and after the date hereof, any Person acceptable to the Management Committee may become an additional Member of the Company for such consideration as the Management Committee shall determine, provided that such additional Member complies with all the requirements of a transferee under Sections 9.3(a) and (b).

     9.8  Right of First Offer.

     (a) If at any time any Member (hereinafter for purposes of this Section 9.8, the "Section 9.8 Selling Members") proposes to Transfer to any Person other than a Permitted Transferee (hereinafter for purposes of this Section 9.8, the "Section 9.8 Proposed Purchaser") its Membership Interest (or any portion thereof), such Section 9.8 Selling Member shall provide Notice of the proposed Transfer to the other Members (hereinafter for purposes of Section 9.8, the "Section 9.8 Offerees") setting forth the price, terms and conditions of the proposed sale of the Membership Interest. Each of the Section 9.8 Offerees shall have the option to acquire such Member's pro rata portion (which shall be in proportion to the Percentage Interests of all Section 9.8 Offerees) at the time of such Notice on the terms and conditions set forth in such Notice. The option of Section 9.8 Offerees to purchase their pro rata portions of the Membership Interest shall be exercised by delivery of a Notice to the Section
9.8 Selling Member and the Company of exercise within twenty (20) days following receipt of the Section 9.8 Selling Member's Notice of the price, terms and conditions of the sale. A Section 9.8 Offeree may exercise such Member's option to purchase such Membership Interest only as to the entire portion thereof that such Member is entitled to purchase. If any Section 9.8 Offeree fails or declines to purchase such Member's pro rata portion of such Membership Interest, then such Member's portion of such Membership Interest shall be offered to the Section 9.8 Offerees who have exercised their options to purchase their pro rata portions. This procedure shall continue until such time as the entire Membership Interest offered hereby has been purchased by such Section 9.8 Offerees or until no such Member desires to purchase any additional Membership Interest hereunder. Each Section 9.8 Offeree shall have the right to offer to acquire such Membership Interest by delivering to the
Section 9.8 Selling Member and the Company such Member's Notice of acceptance within five (5) Business Days following receipt of the Company's Notice that additional portions are available. If less than the entire Membership Interest to be sold by the Section 9.8 Selling Member is to be purchased by the Section 9.8 Offerees, the Section 9.8 Selling Member may sell the entire Membership Interest to be sold within sixty (60) days from the Notice referred in the preceding sentence, upon terms and conditions no less favorable to the
Section 9.8 Selling Member than were set forth in the initial Notice (it being understood that such terms may include the receipt by the Selling Member of consideration consisting of only cash and/or securities with a readily ascertainable market value).

     (b) The sale of any Membership Interest to Section 9.8 Offerees who exercise their options to purchase any Membership Interest shall occur twenty-one (21) days after the expiration of the last option to expire under Section 9.8(a) above. At the closing, each of the Section 9.8 Offerees shall deliver a certified or bank cashier's check in, or wire transfer immediately available funds in the appropriate amount to the Section 9.8 Selling Member against the simultaneous delivery of an assignment in form and substance reasonably satisfactory to each Section 9.8 Offeree of the Member Interest (or portion thereof) being transferred to such Section 9.8 Offeree, such assignment shall be made free and clear of all liens, claims and encumbrances, except as provided by this Agreement or as otherwise agreed to by such Section 9.8 Offeree; provided, however, that each such Section 9.8 Selling Member shall not be required to make any other representations or warranties in connection with such sale except that it has the authority to sell its Membership Interest, is the sole owner of such Membership Interest and has good and valid title to such Membership Interest and that the sale of its Membership Interest does not violate any agreement to which it is a party or by which it is bound.

     9.9 Tag-Along Rights. (a) In the event of any proposed Transfer in any one transaction or in a series of related transactions by any Member or Members (hereinafter for purposes of this Section 9.9, collectively, the "Section 9.9 Selling Member") of its or their Membership Interests constituting in the aggregate twenty percent (20%) or more of all the Membership Interests to any Person (such Person being hereinafter referred to as the "Section 9.9 Proposed Purchaser"), other than to a Permitted Transferee or in a bona fide public distribution pursuant to an effective Registration Statement under the Securities Act, each of the other Members (hereinafter for purposes of this Section 9.9, the "Section 9.9 Tagged Members") shall have the irrevocable and exclusive right, but not the obligation (the "Tag-Along Right"), to require the Section 9.9 Proposed Purchaser to purchase from each of them such Section 9.9 Tagged Member's pro rata portion (i.e., such Tagged Member's Percentage Interest) of the Membership Interests proposed to be sold by the Section 9.9 Selling Members to the Section 9.9 Proposed Purchaser (collectively, the "Section 9.9 Tag-Along Membership Interest"). The Section
9.9 Selling Members shall give Notice (the "Initial Tag-Along Notice") to the
Section 9.9 Tagged Members at least thirty (30) days prior to the date of the proposed Transfer and at least three (3) Business Days after the expiration of the last option to expire under Section 9.8(a) above, stating:

          (i) the name and address of the Section 9.9 Proposed Purchaser;

          (ii) the proposed amount of consideration and terms and conditions of payment offered by such Section 9.9 Proposed Purchaser (if the proposed consideration is not cash, the Notice shall describe the terms of the proposed consideration) and any other material terms and conditions of the Section 9.9 Proposed Purchaser's offer;

          (iii) the Membership Interest proposed to be transferred; and

          (iv) that the Section 9.9 Proposed Purchaser has been informed of the Tag-Along Right and has agreed to purchase Membership Interests in accordance with the terms hereof.

     The Tag-Along Right shall be exercised by any or all of the Section 9.9 Tagged Members by giving Notice to the Company ("Tag-Along Notice") with a copy to each Section 9.9 Selling Member, within five (5) days following receipt of the Initial Tag-Along Notice, indicating its election to exercise the Tag-Along Right (hereinafter referred to for purposes of this Section 9.9, the "Section 9.9 Participating Tagged Members"). The Tag-Along Notice shall state the amount of Membership Interests that such Section 9.9 Participating Tagged Member proposes to include in such transfer to the Section 9.9 Proposed Purchaser. Failure by any Section 9.9 Tagged Member to give such Tag-Along Notice within such 5 day period shall be deemed an election by such Section
9.9 Tagged Member not to sell its Membership Interests pursuant to the Initial Tag-Along Notice. The closing with respect to any sale to a Section 9.9 Proposed Purchaser pursuant to this Section shall be held at the time and place specified in the Initial Tag-Along Notice but in any event within sixty
(60) days of the date the Initial Tag-Along Notice is given. Consummation of the sale of Membership Interests by any Section 9.9 Selling Member to a
Section 9.9 Proposed Purchaser shall be conditioned upon consummation of the sale by each Section 9.9 Participating Tagged Member to such Section 9.9 Proposed Purchaser of the Section 9.9 Tag-Along Membership Interest, if any.

     (b) In the event that the Section 9.9 Proposed Purchaser does not purchase the Section 9.9 Tag-Along Membership Interest from the Section 9.9 Participating Tagged Members on the same terms and conditions as purchased from the Section 9.9 Selling Member, then the Section 9.9 Selling Member making such Transfer shall purchase on such terms and conditions such Section
9.9 Tag-Along Membership Interest if the Transfer occurs.

     (c) The Section 9.9 Selling Members who are parties to a sale to a
Section 9.9 Proposed Purchaser shall arrange for payment (by bank cashier's check or certified check or by wire transfer of immediately available funds) directly by the Section 9.9 Proposed Purchaser to each Section 9.9 Participating Tagged Member, upon delivery of an appropriate assignment in form and substance reasonably satisfactory to the Section 9.9 Proposed Purchaser, which assignment shall be made free and clear of all liens, claims and encumbrances except as provided by this Agreement or as otherwise agreed to by such Section 9.9 Proposed Purchaser; provided, however, that each such Section 9.9 Participating Tagged Member shall not be required to make any other representations or warranties in connection with such sale except that it has the authority to sell its Membership Interest, is the sole owner of such Membership Interest and has good and valid title to such Membership Interest and that the sale of its Membership Interest does not violate any agreement to which it is a party or by which it is bound.

     (d) If at the end of 60 days following the date on which an Initial Tag-Along Notice was given, the sale of Membership Interests by the Section 9.9 Selling Members and the sale of the Section 9.9 Tag-Along Membership Interests have not been completed in accordance with the terms of the Section 9.9 Proposed Purchaser's offer, all the restrictions on sale, transfer or assignment contained in this Agreement with respect to Membership Interests owned by the Members shall again be in effect.

     9.10 Drag-Along Rights.

     (a) In the event of any proposed Transfer of Membership Interest constituting a majority of all Membership Interests by any Member or Members (hereinafter for purposes of this Section 9.10, collectively a "Section 9.10 Selling Members") of all of its or their Membership Interest to a Person (such Person being hereinafter referred to as the "Section 9.10 Proposed Purchaser"), other than a Permitted Transferee or in a bona fide public distribution pursuant to an effective Registration Statement under the Securities Act, such Section 9.10 Selling Members shall have the right (the "Drag-Along Right"), to require each other Member (hereinafter for purposes of this Section 9.10, the "Section 9.10 Dragged Members") to Transfer to the
Section 9.10 Proposed Purchaser each such Section 9.10 Dragged Member's entire Membership Interest (such Membership Interests as may be required to be so Transferred being hereinafter referred to as the "Section 9.10 Drag-Along Membership Interests"). The Section 9.10 Selling Members shall exercise their Drag-Along Right by giving Notice (the "Drag-Along Notice") to each Section
9.10 Dragged Member at least twenty (20) days prior to the date of the proposed Transfer and at least three (3) Business Days after the expiration of the last option to expire under Section 9.8(a) above, stating:

          (i)  the name and address of the Section 9.10 Proposed Purchaser;

          (ii) the proposed amount of consideration and terms and conditions of payment offered by such Section 9.10 Proposed Purchaser (if the proposed consideration is not cash, the notice shall describe the terms of the proposed consideration);

          (iii)  the Membership Interests proposed to be transferred; and

          (iv) that the Section 9.10 Proposed Purchaser has been informed of the Drag-Along Right and has agreed to purchase Membership Interests in accordance with the terms hereof.

     The closing with respect to any sale to a Section 9.10 Proposed Purchaser pursuant to this Section shall be held at the time and place specified in the Drag-Along Notice but in any event within sixty (60) days of the date the Drag-Along Notice is given. Consummation of the sale of Membership Interests by any Member to a Section 9.10 Proposed Purchaser shall be conditioned upon consummation of the sale by each Section 9.10 Selling Member to such Section
9.10 Proposed Purchaser of the Membership Interests proposed to be sold by the
Section 9.10 Selling Members.

     (b) In the event that the Section 9.10 Proposed Purchaser does not purchase the Section 9.10 Drag-Along Membership Interests from the Section
9.10 Dragged Members on the same terms and conditions as purchased from the
Section 9.10 Selling Members, then such Section 9.10 Dragged Members shall have the right to require the Company to cause the Section 9.10 Selling Members making such Transfer to purchase on such terms and conditions such
Section 9.10 Drag-Along Membership Interests if the Transfer occurs.

     (c)  The Section 9.10 Selling Members who are parties to a sale to a
Section 9.10 Proposed Purchaser shall arrange for payment directly by the
Section 9.10 Proposed Purchaser to each Section 9.10 Dragged Member, upon delivery of the an appropriate assignment in form and substance reasonably satisfactory to the Section 9.10 Proposed Purchaser, which assignment shall be made free and clear of all liens, claims and encumbrances, except as provided by this Agreement or as otherwise agreed to by such Section 9.10 Proposed Purchaser; provided, however, that each such Dragged Stockholder shall not be required to make any other representations or warranties in connection with such sale except that it has the authority to sell its Membership Interest, is the sole owner of such Shares and has good and valid title to such Membership Interest, and that the sale of such Membership Interest does not violate any agreement to which it is a party or by which it is bound.

     (d) If at the end of 60 days following the date on which a Drag-Along Notice was given, the sale of Membership Interests by the Section 9.10 Selling Members and the sale of the Section 9.10 Drag-Along Membership Interests have not been completed in accordance with the terms of the Drag-Along Notice, all the restrictions on sale, transfer or assignment contained in this Agreement with respect to Membership Interests owned by the Section 9.10 Selling Members shall again be in effect.

     9.11 Piggyback Registration.

     (a) For the purposes of this Section 9.11, the following capitalized terms shall have the following meanings:

          (i) "Common Stock" shall mean the common stock of the Company issued upon conversion of the Company to a corporation;

          (ii) "Other Shares" shall mean at any time those shares of Common Stock or other securities of the Company which do not constitute Primary Shares or Registrable Shares;

          (iii) "Primary Shares" shall mean at any time authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury;

          (iv) "Registrable Shares" shall mean the shares of Common Stock held by the Members in the Company which constitute Restricted Shares and which are not then eligible for sale to the public pursuant to Rule 144 (other than Rule 144(k)) in a single transaction (and including Membership Interests held by Members prior to the conversion of the Company to a corporation).

          (v) "Restricted Shares" shall mean any Membership Interests, shares of Common Stock or other securities received in respect thereof held or which may be acquired from the Company by the Members as of the applicable date, and which theretofore have not been sold to the public pursuant to a registration statement under the Securities Act or pursuant to Rule 144; and

          (vi) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

     (b) If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give Notice to the Members of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 30 days after delivery of any such Notice by the Company, of the Members to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

          (i)  first, the Primary Shares; and

          (ii) second, the Registrable Shares and Other Shares requested to be included in such registration pro rata, based upon the respective numbers of Restricted Shares owned at the time by each Member and the respective numbers of Other Shares owned at the time by each holder of Other Shares.

     (c) If at any time after giving Notice pursuant to this Section 9.11 of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give Notice of such determination to the Members and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registerable Securities, for the same period as the delay in registering such other securities.

     (d) If a registration under this Section 9.11 involves an underwritten offering, the underwriter or underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Company, and any Member desiring to have Registrable Shares included in such registration, and any such Investor shall be required to sign an underwriting agreement in customary form with such underwriter or underwriters.


     9.12 Additional Members; Certain Representations of Members.

     (a) Subject to Section 3.6, any Person acceptable to the Management Committee may become an additional Member of the Company for such consideration as the Management Committee shall determine, provided that such additional Member complies with all the requirements of a transferee under
Section 9.3.

     (b) Each of COI and SEACOR hereby represents to the Company that, as of the date hereof, its outstanding membership interests or issued and outstanding shares of capital stock, as the case may be, are as set forth on
Schedule 2 and such membership interests or shares, as the case may be, are owned beneficially and of record by the Persons identified on such Schedule.

     (c) In order to prevent any direct transfer of interests in the Company, each of COI and SEACOR acknowledge and confirms that each of its members or stockholders, as the case may be, agreed to certain transfer restrictions with respect to the transfer of such Person's membership interests or shares of COI or SEACOR, as the case may be, by executing and delivering to the Company a letter agreement dated August 5, 1997.

                                  ARTICLE 10
                          DISSOLUTION AND TERMINATION

     10.1 Events Causing Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:

          (a) The vote to dissolve Members holding not less than ninety percent (90%) of the Membership Interests;

          (b) The sale, Transfer or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom;

          (c) The death, retirement, resignation, insanity, expulsion, bankruptcy or dissolution of a Member, or any other event which terminates the continued membership of a Member in the Company, unless there is at least one remaining Member;

          (d)  The entry of a decree of judicial dissolution pursuant to
     Section 18-802 of the Act; or

          (e) The expiration of the term of the Company as provided in Section 2.5.

     10.2 Notices to Secretary of State. When all the remaining property and assets of the Company have been distributed, the Certificate shall be cancelled by filing a certificate of cancellation with the Secretary of State of Delaware.

     10.3 Cash Distributions Upon Dissolution. Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in
Section 10.1, the Management Committee shall proceed to wind up the affairs of and liquidate the Company and any cash and proceeds therefrom shall be applied and distributed in the following order of priority:

          (a) First, to the payment (or the making of reasonable provision for payment) of debts and liabilities of the Company in the order of priority as provided by law (including any loans or advances that may have been made by any of the Members to the Company) and the expenses of liquidation including the establishment of any Reserves which the Management Committee may reasonably deem necessary for any contingent, conditional or unasserted claims or obligations of the Company. Such Reserves may be paid over by the Company to an escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be reasonably deemed advisable by the Management Committee, for distribution of the balance in the manner provided in this Article 10;

          (b) Finally, the remaining balance, if any, to the Members in proportion to their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods, in accordance with the requirements of Regulation Section 1.704-1(b)(2)(ii)(b)(2).

     10.4 In-Kind. Notwithstanding the foregoing but subject to Section 18-804(a)(1) of the Act, in the event the Management Committee shall determine that an immediate sale of part of or all the Property would cause undue loss to the Members, or the Management Committee determines that it would be in the best interest of the Members to distribute the Property to the Members in-kind (which distributions do not, as to the in-kind portions, have to be in the same proportions as they would be if cash were distributed, but all such in-kind distributions shall be equalized, to the extent necessary, with cash), then the Management Committee may either defer liquidation of, and withhold from distribution for a reasonable time, any of the Property except that necessary to satisfy the Company's debts and obligations, or distribute the Property to the Members in-kind.

     10.5 No Action for Dissolution. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 10.1. Accordingly, except where the Managers have failed to liquidate the Company as required by
Section 10.1 and except as specifically provided in Section 18-802 and Section 18-803(a) of the Act, each Member hereby to the fullest extent permitted by law waives and renounces his right to initiate legal action to seek dissolution of the Company or to seek the appointment of a receiver or trustee to wind up the affairs of the Company, except in the cases of fraud, violation of law, bad faith, gross negligence, willful misconduct or willful violation of this Agreement.


                                  ARTICLE 11
                              TAX MATTERS MEMBER

     11.1 Tax Matters Member. SEACOR shall be the initial Tax Matters Member of the Company as provided in the Regulations under Section 6231 of the Code and analogous provisions of state law. The Management Committee shall have the authority to remove or replace (following death or resignation) the Tax Matters Member of the Company and designate its successor.

     11.2 Certain Authorizations. The Tax Matters Member shall represent the Company, at the Company's expense, in connection with all examinations of the Company's affairs by tax authorities including any resulting administrative or judicial proceedings. Without limiting the generality of the foregoing, and subject to the restrictions set forth herein, the Tax Matters Member, but only with the consent or approval or at the director of the Management Committee, is hereby authorized:

          (a) to enter into any settlement with the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Member may expressly state that such agreement shall bind the other Members except that such settlement agreement shall not bind any Member that has not approved such settlement agreement in writing;

          (b) if a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes is mailed to the Tax Matters Member, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Company's principal place of business is located, or elsewhere as allowed by law, or the United States Claims Court;

          (c) to intervene in any action brought by any other Member for judicial review of a final adjustment;

          (d) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (e) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

          (f) to take any other action on behalf of the Members (with respect to the Company) or the Company in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or the Regulations.

     Each Member shall have the right to participate in any such actions and proceedings to the extent provided for under the Code and Regulations.

     11.3 Indemnity of Tax Matters Member. To the maximum extent permitted by applicable law and without limiting Article 8, the Company shall indemnify and reimburse the Tax Matters Member for all expenses (including reasonable legal and accounting fees) incurred as Tax Matters Member pursuant to this Article 11 in connection with any administrative or judicial proceeding with respect to the tax liability of the Members as long as the Tax Matters Member has determined in good faith that the Tax Matters Member's course of conduct was in, or not opposed to, the best interest of the Company. The taking of any action and the incurring of any expense by the Tax Matters Member in connection with any such proceeding, except to the extent provided herein or required by law, is a matter in the sole discretion of the Tax Matters Member.

     11.4 Information Furnished. To the extent and in the manner provided by applicable law and Regulations, the Tax Matters Member shall furnish the name, address, profits and loss interest, and taxpayer identification number of each Member to the Internal Revenue Service.

     11.5 Notice of Proceedings, etc. The Tax Matters Member shall use best efforts to keep each Member informed of any administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes or any extension of the period of limitations for making assessments of any tax against a Member with respect to any Company item, or of any agreement with the Internal Revenue Service that would result in any material change either in Income or Loss as previously reported.

     11.6 Notices to Tax Matters Member. Any Member that receives a notice of an administrative proceeding under Section 6233 of the Code relating to the Company shall promptly provide Notice to the Tax Matters Member of the treatment of any Company item on such Member's Federal income tax return that is or may be inconsistent with the treatment of that item on the Company's return. Any Member that enters into a settlement agreement with the Internal Revenue Service or any other government agency or official with respect to any Company item shall provide Notice to the Tax Matters Member of such agreement and its terms within sixty (60) days after its date.

     11.7 Preparation of Tax Returns. The Tax Matters Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items necessary for Federal, state and local income tax purposes and shall use all reasonable efforts to furnish to the Members within ninety (90) days of the close of the taxable year a Schedule K-1 and such other tax information reasonably required for Federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the cash or accrual method of accounting for Federal income tax purposes, as the Management Committee shall determine in its sole discretion in accordance with applicable law.

     11.8 Tax Elections. The Management Committee shall, in its sole discretion, determine whether to make any available election.

     11.9 Taxation as a Partnership. The Members hereby agree that the Company shall be treated as a partnership for tax purposes under United States federal, state and local income tax laws or other laws, and further agree not to take any position or take any action inconsistent therewith, in a tax return or otherwise. No election shall be made by the Company or any Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws or to be treated as a corporation for federal tax purposes.

                                  ARTICLE 12
                         ACCOUNTING AND BANK ACCOUNTS

     12.1 Fiscal Year and Accounting Method. The fiscal year and taxable year of the Company shall be as designated by the Management Committee in accordance with the Code. The Company shall use an accrual method of accounting.

     12.2 Books and Records.   The Company shall maintain at its principal
office, or such other office as may be determined by the Management Committee, all the following:

          (a) A current list of the full name and last known business or residence address of each Member together with information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each Member became a Member of the Company;

          (b) A copy of the Certificate and this Agreement, including any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which the Certificate, this Agreement, or any amendments have been executed;

          (c) Copies of the Company's Federal, state, and local income tax or information returns and reports, if any, which shall be retained for at least six fiscal years;

          (d) The financial statements of the Company, which shall be retained for at least six fiscal years; and

          (e) The Company's books and records, which shall be retained for at least six fiscal years.

     12.3 Delivery to Members; Inspection. Upon the request of any Member, for any purpose reasonably related to such Member's interest as a member of the Company, the Management Committee shall cause to be made available to the requesting Member the information required to be maintained by clauses (a) through (d) of Section 12.2 and such other information regarding the business and affairs of the Company as any Member may reasonably request. Upon the giving of ten (10) days' prior Notice to the Company, any Member or its authorized representatives and advisors shall have the right to inspect the books and records of the Company at the offices of the Company during normal business hours.

     12.4 Financial Statements. The Management Committee shall cause to be prepared for the Members at least annually, at the Company's expense, financial statements of the Company, and its subsidiaries, prepared in accordance with generally accepted accounting principles and audited by Arthur Andersen & Co., LLP, or another nationally recognized accounting firm. The financial statements so furnished shall include a balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity. In addition, the Management Committee shall provide on a timely basis to the Members quarterly financials, statements of cash flow, any available internal budgets or forecast or other available financial reports, as well as any reports or notices as are provided by the Company, or any of its subsidiaries to any financial institution.

     12.5 Filings. At the Company's expense, the Management Committee shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities and to have prepared and to furnish to each Member such information with respect to the Company as is necessary (or as may be reasonably requested by a Member) to enable the Members to prepare their Federal, state and local income tax returns. The Management Committee, at the Company's expense, shall also cause to be prepared and timely filed, with appropriate Federal, state and local regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies.

     12.6 Non-Disclosure. Each Member agrees that, except as otherwise consented to by the Management Committee in writing, all non-public and confidential information furnished to it pursuant to this Agreement will be kept confidential and will not be disclosed by such Member, or by any of its agents, representatives, or employees, in any manner whatsoever, in whole or in part, except that (a) each Member shall be permitted to disclose such information to those of its agents, representatives, and employees who need to be familiar with such information in connection with such Member's investment in the Company, so long as such agents, representatives and employees agree to keep such information confidential on the terms set forth herein, (b) each Member shall be permitted to disclose such information to its partners, stockholders and affiliates so long as they agree to keep such information confidential on the terms set forth herein, (c) each Member shall be permitted to disclose information to the extent required by law, legal process or regulatory requirements, so long as such Member shall have used its reasonable efforts to first afford the Company with a reasonable opportunity to contest the necessity of disclosing such information, (d) each Member shall be permitted to disclose such information to possible purchasers of all or a portion of the Member's Interest, provided that such prospective purchaser shall execute a suitable confidentiality agreement containing terms not less restrictive than the terms set forth herein, and (e) each Member shall be permitted to disclose information to the extent necessary for the enforcement of any right of such Member arising under this Agreement.

     12.7 Bank Accounts. All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Management Committee and in the Company's name. Withdrawals therefrom shall be made only by Persons authorized to do so by the Management Committee.


                                  ARTICLE 13
                                 MISCELLANEOUS

     13.1 Title to Property. Title to the Property shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property except indirectly by virtue of such Member's ownership of a Membership Interest.

     13.2 Waiver of Default. No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by the Company or a Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of the Company or a Member or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

     13.3 Amendment.

     (a) Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by Members holding not less than ninety percent (90%) of the Membership Interests.

     (b) In addition to any amendments otherwise authorized herein, the Manager or Management Committee may make any amendments to any of the Schedules to this Agreement from time to time to reflect transfers of Membership Interests and issuances of additional Membership Interests. Copies of such amendments shall be delivered to the Members upon execution thereof.

     (c) The Managers shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

     (d) Any modification or amendment to this Agreement or the Certificate made in accordance with this Section 13.3 shall be binding on all Members and the Managers.

     13.4 No Third Party Rights. Except as provided in Article 8, none of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. Subject to Article 8, the parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other Person.

     13.5 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

     13.6 Nature of Interest in the Company. A Member's Membership Interest shall be personal property for all purposes.

     13.7 Binding Agreement. Subject to the restrictions on the disposition of Membership Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

     13.8 Headings. The headings of the Certificate and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

     13.9 Word Meanings. The words such as "herein", "hereinafter", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

     13.10 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     13.11 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and thereto and supersedes all prior writings or agreements with respect to the subject matter hereof.

     13.12 Partition. The Members agree that the Property is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Property. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company.

     13.13 Governing Law; Consent to Jurisdiction and Venue. This Agreement shall be construed according to and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties hereby submit to the exclusive jurisdiction and venue of the state courts of New York County, New York or to the Court of Chancery of the State of Delaware and the United States District Court for the Southern District of New York and of the United States District Court for the District of Delaware, as the case may be, and agree that the Company or Members may, at their option, enforce their rights hereunder in such courts.

     13.14 Discretion. Whenever a Manager shall have discretion to act hereunder, such Person agrees to act in a reasonable manner on behalf of the Company and its Affiliates."


                          [INTENTIONALLY LEFT BLANK]

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]



                      GROUP A MEMBERS



                         SEACOR OFFSHORE RIGS INC.

                      By:/s/RANDALL BLANK
                         -----------------------------------
                         Name:  Randall Blank
                         Title: Vice-President


                      GROUP B MEMBERS



                         COI, LLC

                      By:/s/WILLIAM E. CHILES
                         -----------------------------------
                         Name: William E. Chiles
                         Title: President

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]




                      GROUP C MEMBERS





                         /s/IRA ALPERT
                         ----------------------------------
                         Name:  Ira Alpert




                         ASHTON GROUP INC.


                         By:/s/GEORGE ASCH
                            -------------------------------
                            Name: George Asch
                            Title: President




                         /s/ALLEN J. BECKER
                         ----------------------------------
                         Name:  Allen J. Becker




                         /s/JACK BENJAMIN/EMILY S. BENJAMIN
                         ----------------------------------
                         Name:  Jack and Emily S. Benjamin,
                                as tenants in common




                         /s/JOHN U. BEUSCH
                         ----------------------------------
                         Name:  John U. Beusch




                         /s/GAY BLOCK
                         ----------------------------------
                         Name:  Gay Block

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/ALLEN H. BRILL
                         ----------------------------------
                         Name:  Allen H. Brill




                         /s/JESSE BRILL/LAREN BRILL
                         ----------------------------------
                         Name:  Jesse and Laren Brill, as
                                tenants in common




                         /s/JOHN L. COLTON
                         ----------------------------------
                         Name:  John L. Colton




                    /s/ROBERT E. ETTLE/MARY VANDERGRIFT ETTLE
                    -----------------------------------------
                    Name: Robert E. and Mary Vandergrift Ettle,
                          as joint tenants with rights of
                          survivorship




                         /s/CHARLES FABRIKANT
                         ----------------------------------
                         Name:  Charles Fabrikant



                         /s/MARY FACCIO
                         ----------------------------------
                         Name:  Mary Faccio




                         /s/MARTHA M. FARKOUH
                         ----------------------------------
                         Name:  Martha M. Farkouh

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/BROOKE FINGERHUT
                         ----------------------------------
                         Name:  Brooke Fingerhut




                         /s/ANDREW FINGERHUT
                         ----------------------------------
                         Name:  Andrew Fingerhut




                         /s/KAREN FLEISS
                         ----------------------------------
                         Name:  Karen Fleiss




                         /s/CHARLENE FURMAN
                         ----------------------------------
                         Name:  Charlene Furman




                         /s/GORDON T. HALL
                         ----------------------------------
                         Name:  Gordon T. Hall




                         /s/JOHN M. HENNESSEY
                         ----------------------------------
                         Name:  John M. Hennessey




                         /s/BARRY LEWIS
                         ----------------------------------
                         Name:  Barry Lewis




                         /s/SETH A. LIEBER
                         ----------------------------------
                         Name:  Seth A. Lieber

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/IRWIN LIEBER
                         ----------------------------------
                         Name:  Irwin Lieber




                         /s/JONATHAN C. LIEBER
                         ----------------------------------
                         Name:  Jonathan C. Lieber




                         /s/JAN LOEB
                         ----------------------------------
                         Name:  Jan Loeb




                         /s/NORMAN McCALL
                         ----------------------------------
                         Name:  Norman McCall




                         /s/ITZHAK PERLMAN
                         ----------------------------------
                         Name:  Itzhak Perlman




                         /s/TOBY PERLMAN
                         ----------------------------------
                         Name:  Toby Perlman




                         /s/ALBERT SIBONY/JENNIFER SIBONY
                         ----------------------------------
                         Name:  Albert and Jennifer Sibony,
                                as joint tenants with rights
                                of survivorship

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/JOSEPH STEIN, JR.
                         ----------------------------------
                         Name:  Joseph Stein, Jr.




                         /s/JAY STEIN
                         ----------------------------------
                         Name:  Jay Stein




                         /s/WALTER WEADOCK
                         ----------------------------------
                         Name:  Walter Weadock




                         A.R.E. INVESTMENT PARTNERSHIP


                         By:/s/LARRY ROCHLIN
                         ----------------------------------
                            Name: Larry Rochlin
                            Title: Partner




                         ABRAHAM ROCHLIN ENTERPRISES


                         By:/s/LARRY ROCHLIN
                         ----------------------------------
                            Name: Larry Rochlin
                            Title: President




                         /s/BARRY K. FINGERHUT
                         ----------------------------------
                         Name:  Barry K. Fingerhut

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         BARRY K. FINGERHUT FOR JOINT
                           ACCOUNT OF BARRY K. FINGERHUT/
                           MIKE MAROCCO AND ANDREW SENCHAK


                         By:/s/BARRY K. FINGERHUT
                         ----------------------------------
                            Name: Barry K. Fingerhut
                            Title: Authorized Signatory




                         BASSOE RIG PARTNERS, LTD.


                         By:/s/JONATHAN B. FAIRBANKS
                         ----------------------------------
                            Name: Jonathan B. Fairbanks
                            Title: Vice President




                    /s/RICHARD FAIRBANKS III/SHANNON FAIRBANKS
                    -------------------------------------------
                  Name:  Richard and Shannon Fairbanks III,
                         as joint tenants with rights of
                         survivorship




                         /s/ALAN N. LOCKER
                         ----------------------------------
                         Name:  Alan N. Locker




                         BOSCHWITZ FAMILTY TRUST


                         By:/s/FRANZ L. BOSCHWITZ
                         ----------------------------------
                            Name: Franz L. Boschwitz
                            Title: Trustee

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/ROME ARNOLD
                         ----------------------------------
                         Name:  Rome Arnold




                         BOVA TRADING, INC.


                         By:/s/CHARLES H. BAUDOIN
                         ----------------------------------
                            Name: Charles H. Baudoin
                            Title: President




                         /s/NORMAN BENZAQUEN
                         ----------------------------------
                         Name:  Norman Benzaquen




                         /s/MARTIN R. GOLD
                         ----------------------------------
                         Name:  Martin R. Gold




                         /s/SUSAN W. COHEN
                         ----------------------------------
                         Name:  Susan W. Cohen




                         LARRY ROCHLIN REVOCABLE TRUST,
                           DATED 11/3/89


                         By:/s/LARRY ROCHLIN
                         ----------------------------------
                            Name: Larry Rochlin
                            Title: Trustee

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         OPPENHEIMER-CLOSE INVESTMENT
                           PARTNERSHIP, LP


                         By:/s/PHILIP V. OPPENHEIMER
                         ----------------------------------
                            Name: Philip V. Oppenheimer
                            Title: Managing Member




                         P. OPPENHEIMER INVESTMENT
                           PARTNERSHIP, L.P.


                         By:/s/PHILIP V. OPPENHEIMER
                         ----------------------------------
                            Name: Philip V. Oppenheimer
                            Title: Managing Member




                         PIEROT ENTERPRISES, INC.


                         By:/s/ROBERT J. PIEROT, JR.
                         ----------------------------------
                            Name: Robert J. Pierot, Jr.
                            Title: President




                         RUBENSTEIN FAMILY LTD. PARTNERSHIP


                         By:/s/BARRY RUBENSTEIN
                         ----------------------------------
                            Name: Barry Rubenstein
                            Title: General Partner

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         /s/ANTHONY R. JONES/SUSAN F. JONES
                         -----------------------------------
                        Name:  Anthony R and Susan F. Jones,
                               as joint tenants with rights
                               of survivorship




                    /s/TIMOTHY J. McKEAND/FREDA B. McKEAND
                    ----------------------------------------
                      Name: Timothy J. and Freda B. McKeand,
                            as tenants in common




                         /s/ANDREW H. RICHARDS
                         ----------------------------------
                         Name:  Andrew H. Richards




                         /s/MILTON R. ROSE/JILL O. ROSE
                         ----------------------------------
                         Name:  Milton R. and Jill O. Rose,
                                as tenants in common




                         /s/ANDREW STRACHAN
                         ----------------------------------
                         Name:  Andrew Strachan




                         /s/RANDALL BLANK
                         ----------------------------------
                         Name:  Randall Blank




                         /s/CHRISTINE BLANK
                         ----------------------------------
                         Name:  Christine Blank

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         SOUTH STREET CAPITAL, L.P.


                         By SOUTH STREET INVESTMENTS, INC.,
                         as General Partner


                         By:/s/CHRISTINE W. JENKINS
                         ----------------------------------
                            Name: Christine W. Jenkins
                            Title: Secretary




                         /s/MATTHEW WEBER
                         ----------------------------------
                         Name:  Matthew Weber




                         WHEATLEY FOREIGN PARTNERS L.P.


                         By WHEATLEY PARTNERS, LLC, as
                         General Partner


                         By:/s/BARRY K. FINGERHUT
                         ----------------------------------
                            Name: Barry K. Fingerhut
                            Title: Executive Vice President




                         WHEATLEY PARTNERS L.P.


                         By WHEATLEY PARTNERS, LLC, as
                         General Partner


                         By:/s/BARRY K. FINGERHUT
                         ----------------------------------
                            Name: Barry K. Fingerhut
                            Title: Executive Vice President

                                     [Signature page to Operating Agreement of
                                                          Chiles Offshore LLC]


                         WINDCREST PARTNERS


                         By:/s/ROBERT J. GELLERT
                         ----------------------------------
                            Name: Robert J. Gellert
                            Title: General Partner




                         WOODLAND PARTNERS


                         By:/s/BARRY RUBENSTEIN
                         ----------------------------------
                            Name: Barry Rubenstein
                            Title: General Partner




                         /s/LEO ARNABOLDI JR.
                         ----------------------------------
                         Name:  Leo Arnaboldi, by Leo
                                Arnaboldi Jr. as Attorney-
                                in-fact

                                  SCHEDULE 1



                              A.  Group A Members



                                                                                                  Value of Capital
                                                                              Total             Account for Purposes     Percentage
                                                                              Capital              of Determining       Interest of
Name and Address                        Cash Contributed                    Contribution         Percentage Interest     Company
----------------                        ----------------                    ------------        ---------------------   -----------

SEACOR Offshore Rigs Inc.       $35,000,000 consisting of (i)                $35,000,000             $36,000,000          55.38%
1370 Avenue of the Americas     $8,850,000 in cash contributed on
25th Floor                      August 5, 1997, (ii) $13,991,716.41 in
New York, N.Y. 10019-4602       the aggregate consisting of various
                                bridge loans to the Company contributed
Attn: Randall Blank             to the Company as of December 16, 1997,
                                and (iii) $12,158,283.86 in cash
                                contributed on December 16, 1997.

                                B.  Group B Members


                                                                                              Value of Capital
                                  Cash and/or                                Total          Account for Purposes      Percentage
                                   Property               Gross Asset       Capital            of Determining        Interest of
Name and Address                  Contributed                Value        Contribution       Percentage Interest       Company
----------------                  -----------             -----------     ------------       -------------------     -----------

COI, LLC                    The properties, assets and      $8,486,000     $8,850,000            $9,000,000            13.85%
11200 Westheimer            rights assigned by COI to
Suite 410                   the Company pursuant to the
Houston, TX  77042-3227     Assignment and Assumption
                            Agreement dated August 5,
                            1997 between COI and the
                            Company

                            $364,000 in cash
                            contributed on August 5, 1997     N/A



                                   C.  Group C Members


                                                             Percentage
                                                            Interest of
Names and Addresses           Cash Capital Contribution       Company
-------------------           -------------------------     -----------

Ira Alpert                           $250,000                  0.3846%
630 Birdsall Dr.
Yorktown, NY  10598

Ashton Group Inc.                    $100,000                 0.1539%
380 Madison Avenue
New York, NY   10017
Attn.:  George Asch

Allen J. Becker                      $100,000                  0.1539%
515 Post Oak Blvd. #900
Houston, TX   77027

Jack and Emily S. Benjamin           $100,000                  0.1539%
7900 Nelson Street
New Orleans, LA  70125

John U. Beusch                       $ 25,000                  0.0385%
416 Taylor Road
Stow, MA  01775

Gay Block                            $100,000                  0.1539%
203 West 86th Street, Apt. 808
New York, NY  10024

Allen H. Brill                       $275,000                  0.4231%
c/o Brill & Meisel
488 Madison Avenue
New York, New York 10022

Jesse and Laren Brill                $275,000                  0.4231%
c/o Allen H. Brill
Brill & Meisel
488 Madison Avenue
New York, New York 10022




                                                                     Percentage
                                                                    Interest of
Names and Addresses                     Cash Capital Contribution     Company
-------------------                     -------------------------  -----------

John L. Colton                                 $250,000               0.3846%
c/o Gilder, Gagnon, Howe and Co.
1775 Broadway
New York, NY  10019

Robert E. and Mary Vandergrift Ettle           $ 50,000               0.0769%
14459 Still Meadow Dr.
Houston, TX  77079

Charles Fabrikant                              $500,000               0.7693%
c/o SEACOR SMIT Inc.
1370 Avenue of the Americas
25th Floor
New York, NY  10019

Mary Faccio                                    $ 50,000               0.0769%
c/o Farkouh, Furman & Faccio
1370 Avenue of the Americas
25th Floor
New York, NY  10019

Martha M. Farkouh                              $150,000               0.2308%
481 Contant Ave.
Haworth, NJ  07641

Brooke Fingerhut                               $100,000               0.1539%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Andrew Fingerhut                               $100,000               0.1539%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Karen Fleiss                                   $100,000               0.1539%
1030 Fifth Avenue
New York, NY  10020-0136




                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------   ----------

Charlene Furman                                $ 50,000               0.0769%
c/o Farkouh, Furman & Faccio
1370 Avenue of the Americas
25th Floor
New York, NY  10019

Gordon T. Hall                                 $ 50,000               0.0769%
c/o Credit Suisse First Boston
 Corporation
11 Madison Avenue
New York, NY 10010
Attn:  Mr. Rome Arnold

John M. Hennessey                              $100,000               0.1539%
435 E. 52nd Street
11 Madison Avenue
New York, NY  10022

Barry Lewis                                    $100,000               0.1539%
515 Post Oak Blvd., Suite 310
Houston, TX   77027

Seth A. Lieber                                 $ 50,000               0.0769%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Irwin Lieber                                   $300,000               0.4616%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Jonathan C. Lieber                             $ 50,000               0.0769%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Jan Loeb                                       $150,000               0.2308%
6610 Cross Country Blvd.
Baltimore, MD  21215




                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------  -----------

Norman McCall                                  $ 50,000               0.0769%
432 Marshall Street
P.O. Box 102
Cameron, LA  70631

Itzhak Perlman                                 $ 50,000               0.0769%
21 West 70th Street
New York, NY  10023

Toby Perlman                                   $ 50,000               0.0769%
21 West 70th Street
New York, NY 10023

Albert and Jennifer Sibony                     $150,000               0.2308%
48 East 82nd Street, Apt. #3
New York, NY  10028

Joseph Stein, Jr.                              $200,000               0.3077%
960 Park Avenue
New York, NY  10028

Jay Stein                                      $100,000               0.1539%
c/o Stein Mart, Inc.
120 Riverplace Boulevard
Jacksonville, FL 32207

Walter Weadock                                 $250,000               0.3846%
c/o Gilder, Gagnon, Howe and Co.
1775 Broadway
New York, NY  10019

A.R.E. Investment Partnership                   $100,000               0.1539%
c/o Navicom
275 Hill Street, Suite 250
Reno, NV  89501
Attn.:  Larry Rochlin

Abraham Rochlin Enterprises                    $100,000               0.1539%
c/o Navicom
275 Hill Street, Suite 250
Reno, NV  89501
Attn.:  Larry Rochlin



                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------  -----------

Barry K. Fingerhut                             $300,000               0.4616%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY 10153

Barry K. Fingerhut for joint account of
Barry K. Fingerhut/Mike Marocco and
  Andrew Senchak                               $ 50,000               0.0769%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY 10153

Bassoe Rig Partners Ltd.                      $1,000,000               1.5385%
c/o AS&K Services Ltd.,
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda

Richard and Shannon Fairbanks III              $1,000,000             1.5385%
c/o Center for Strategic & International
Studies
1800 K. Street, N.W.
Suite 400
Washington, D.C. 20006

Alan  N. Locker                                $500,000               0.7693%
c/o Bonafide Estates Inc.
630 Fifth Avenue, #3165
New York, NY  10111

Boschwitz Family Trust                         $100,000               0.1539%
c/o Navicom
275 Hill Street, Suite 250
Reno, NV  89501
Attn.:  Larry Rochlin

Rome Arnold                                    $100,000               0.1539%
115 E. 9th Street
New York, NY   10003

Bova Trading, Inc.                             $ 50,000               0.0769%
805 Third Avenue
New York, NY  10022
Attn.:  Charles Baudoin




                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------  -----------

Norman Benzaquen                               $250,000               0.3846%
c/o Gilder, Gagnon, Howe and Co.
1775 Broadway
New York, NY  10019

Martin R. Gold                                 $500,000               0.7693%
c/o Gold, Farrell & Marks
Forty-One Madison Ave., 33rd Floor
New York, NY  10010

Susan W. Cohen                                 $100,000               0.1539%
186 Kemah Rd.
Ridgewood, NJ   07450

Larry Rochlin Revocable Trust,                 $100,000               0.1539%
  Dated 11/3/89
c/o Navicom
275 Hill Street, Suite 250
Reno, NV  89501
Attn.:  Larry Rochlin

Oppenheimer-Close Investment Partnership, LP   $200,000               0.3077%
119 West 57th Street, Room 1515
New York, NY 10019
Attn.:  Philip V. Oppenheimer

P. Oppenheimer Investment Partnership, LP       $800,000               1.2308%
119 West 57th Street, Room 1515
New York, NY  10019
Attn.:  Philip V. Oppenheimer

Pierot Enterprises, Inc.                      $3,000,000               4.6155%
29 Broadway, Room 1825
New York, NY  10006
Attn.:  Robert Pierot, Jr.

Rubenstein Family Ltd. Partnership             $100,000               0.1539%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Mr. Barry Fingerhut

Anthony R. and Susan F. Jones                   $ 30,000               0.0462%
11191 Westheimer, # 369
Houston, TX  77042





                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------  -----------

Timothy J. and Freda B. McKeand                 $ 20,000               0.0308%
22319 Morning Lake Drive
Katy, TX   77450

Andrew H. Richards                             $ 50,000               0.0769%
c/o Swander Pace Capital
345 California Street
Suite 2500
San Francisco, CA 94104

Milton R. and Jill O. Rose                     $ 50,000               0.0769%
12722 Pebblebrook
Houston, TX   77024

Andrew Strachan                                $ 50,000               0.0769%
c/o SEACOR Marine (Europe) B.V.
Zalmstraat 2
Rotterdam
Netherlands 3016DS

Randall Blank                                  $ 37,500               0.05769%
400 Pelham Manor Rd.
Pelham Manor, NY   10803

Christine Blank                                $ 37,500               0.05769%
400 Pelham Manor Rd.
Pelham Manor, NY   10803

South Street Capital, L.P.                    $3,000,000               4.6155%
c/o William E. Simon & Sons, Inc.
310 South Street
Morristown, NJ  07962
Attn.:  Christine Jenkins

Matthew Weber                                  $100,000               0.1539%
c/o The Gorton Group
88 Rogers Street
Gloucester, MA 01931-0433




                                                                    Percentage
                                                                   Interest of
Names and Addresses                     Cash Capital Contribution    Company
-------------------                     -------------------------  -----------

Wheatley Foreign Partners L.P.                 $300,000               0.4616%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.: Barry Fingerhut

Wheatley Partners L.P.                        $2,850,000               4.3847%
c/o GeoCapital Corporation
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Barry Fingerhut

Windcrest Partners                             $500,000               0.7693%
122 East 42nd Street,  34th Floor
New York, NY  10168-0127
Attn.:   Robert J. Gellert

Woodland Partners
c/o GeoCapital Corporation                     $300,000               0.4616%
767 Fifth Avenue, 45th Floor
New York, NY  10153
Attn.:  Barry Fingerhut

Leo Arnaboldi                                  $100,000               0.1539%
11104 Turtle Beach Road
N. Palm Beach, FL  33408


                                  SCHEDULE 2



                           Total
                       Authorized                           Number        Percentage of
                        Shares of                         of Shares       Outstanding
                          Capital          Name of          Held by        Stock Held by
                           Stock        Shareholder        Stockholder     Stockholder
                       ----------        -----------      -----------      -------------
A.  SEACOR Offshore
    Rigs Inc.             1,000      SEACOR SMIT Inc.          100             100%





                                                                     Percentage of
                                                                      Outstanding
                                                                       Membership
                                                                     Interests Held
                                 Names of Members                      by Member
                                 ----------------                    --------------
B.  COI, LLC                        Bassoe Rig                            37.5%
                                  Partners Ltd.
                                William E. Chiles                        30.0%

                                    Richard M.                            25.0%
                                Fairbanks III and
                                Shannon Fairbanks,
                                     jointly

                                 Donald B. Gregg                         7.5%


                                  SCHEDULE 7.4


                                Slate of Officers



            William E. Chiles, President and Chief Executive Officer

      Dick H. Fagerstal, Senior Vice President and Chief Financial Officer

      Donald B. Gregg, Senior Vice President of Engineering and Operations

               George Bruce Brumley, Vice President of Operations

               William Hopkins, Vice President of Human Resources

               William A. Thorogood, Vice President and Controller

                          Randall Blank, Vice President

                        Jonathan B. Fairbanks, Secretary

                      Edward Washecka, Assistant Secretary